EXHIBIT 23.5





The Board of Directors
US Airways, Inc.

        We consent to the use of our report dated July 28, 1999, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Pass Through Certificates, Series 1999-1C, for unregistered Pass Through Certificates, Series 1999-1C, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.


                                            Morten Beyer & Agnew, Inc.


                                            By: /s/ Bryson Monteleone
                                               -------------------------------
                                                   Bryson Monteleone
                                                   Director of Operations




March 21, 2001